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                                                                   Exhibit 99.j


                    EXCHANGE TRADED FUND CUSTODY AGREEMENT

     THIS AGREEMENT is made this ____ day of ________, 1999 by and between SAL TRUST PREFERRED FUND I, a Delaware business trust (the "Fund"), and THE TRUST COMPANY OF STERNE, AGEE & LEACH, INC., an Alabama state chartered trust company ("The Trust Company").

                              W I T N E S S E T H

     WHEREAS, the Fund is registered as a closed-end, non-diversified, management investment company under the Investment Company Act of 1940, as amended ("the 1940 Act"); and

     WHEREAS, the Fund desires to retain The Trust Company to serve as the Fund's custodian and The Trust Company is willing to furnish such services.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Fund hereby appoints The Trust Company to act as custodian of its portfolio securities, cash and other property on the terms set forth in this Agreement. The Trust Company accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 23 of this Agreement.

2. Delivery of Documents. The Fund has furnished The Trust Company with copies properly certified or authenticated of each of the following:

     (a) Resolutions of the Fund's Board of Trustees authorizing the appointment of The Trust Company as Custodian of the portfolio securities, cash and other property of the Fund and approving this Agreement;

     (b) Incumbency and signature certificates identifying and containing the signatures of the Fund's officers and/or the persons authorized to sign Proper Instructions, as hereinafter defined, on behalf of the Fund;

     (c) The Fund's Declaration of Trust and all amendments thereto (such Declaration of Trust as currently in effect and as it shall from time to time be amended, are herein called the "Declaration");

     (d) The Fund's By-Laws and all amendments thereto (such By-Laws, as currently in effect and as they shall from time to time be amended, are herein called the "By-Laws"),

     (e) Resolutions of the Fund's Board of Trustees appointing the investment manager of the Fund and resolutions of the Fund's Board of Trustees and the Fund's Shareholders, if
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applicable, approving the proposed Investment Management Agreement between the
Fund and the advisor (the "Management Agreement");

     (f)  The Management Agreement

     (g) The Fund's Notification of Registration filed pursuant to Section 8(a) of the 1940 Act, as filed with the SEC; and

     (h) The Fund's Registration Statement on Form N-2 under the 1940 Act and the Securities Act of 1933, as amended ("the 1933 Act"), as filed with the SEC; and

     (i) The Fund's most recent prospectus and statement of additional information including all amendments and supplements thereto (the "Prospectus").

     Upon request the Fund will furnish The Trust Company with copies of all amendments of or supplements to the foregoing, if any. The Fund will also furnish The Trust Company upon request with a copy of the opinion of counsel for the Fund with respect to the validity of the Shares and the status of such Shares under the 1933 Act filed with the SEC, and any other applicable federal law or regulation.

3. Definitions. As used in this Agreement, the following terms shall have the following definitions:

     (a) "Authorized Person" means the Fund's President, Treasurer and any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Trustees of the Fund to give Proper Instructions on behalf of the Fund as set forth in resolutions of the Fund's Board of Trustees.

     (b) "Book-Entry System" means a book-entry system authorized by the U.S. Department of Treasury, its successor or successors and its nominee or nominees.

     (c) "Proper Instructions" means a writing signed or initialed by two or more persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if The Trust Company reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Fund accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and The Trust Company are satisfied that such procedures afford adequate safeguards for the Fund's assets. For purposes of this Section,
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Proper Instructions shall include instructions received by The Trust Company pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 9.

     (d)  "Property" means:

          (i) any and all securities and other property of the Fund which the Fund may from time to time deposit, or cause to be deposited, with The Trust Company or which The Trust Company may from time to time hold for the Fund;

          (ii)  all income in respect of any such securities or other property;

          (iii) all proceeds of the sales of any of such securities or other property; and

          (iv) all proceeds of the sale of securities issued by the Fund, which are received by The Trust Company from time to time from or on behalf of the Fund.

     (e) "Securities Depository" shall mean The Depository Trust Company, a clearing agency registered with the SEC or its successor or successors and its nominee or nominees; and shall also mean any other registered clearing agency, its successor or successors specifically identified in a certified copy of a resolution of the Fund's Board of Trustees approving deposits by The Trust Company therein.

4. Delivery and Registration of the Property. The Fund will deliver or cause to be delivered to The Trust Company all securities and all monies owned by it, including payments of interest, principal and capital distributions and cash received for the issuance of its Shares, at any time during the period of this Agreement, except for securities and monies to be delivered to any subcustodian appointed pursuant to Section 7 hereof. The Trust Company will not be responsible for such securities and such monies until actually received by it. All securities delivered to The Trust Company or to any such subcustodian (other than in bearer form) shall be registered in the name of the Fund or in the name of a nominee of the Fund or in the name of The Trust Company or any nominee of The Trust Company (with or without indication of fiduciary status) or in the name of any subcustodian or any nominee of such subcustodian appointed pursuant to Paragraph 7 hereof or shall be properly endorsed and in form for transfer satisfactory to The Trust Company.

5. Voting Rights. With respect to all securities, however registered, it is understood that the voting and other rights and powers shall be exercised by the Fund. The Trust Company's only duty shall be to mail for delivery on the next business day to the Fund any documents received, including proxy statements and offering circulars, with any proxies for securities registered in a nominee name executed by such nominee. Where any securities have fixed expiration dates, the Fund understands that in order for The Trust Company to act, The Trust Company must receive the Fund's instructions at its offices in Birmingham, addressed as The Trust Company may from time to time request, by no later than noon (Birmingham time) at least one business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as The Trust Company may reasonably notify the Fund). Absent The Trust Company's timely receipt of such instructions, such instruments will expire without liability to The Trust Company.
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6.   Receipt and Disbursement of Money.

     (a) The Trust Company shall open and maintain a custody account for the Fund, subject only to draft or order by The Trust Company acting pursuant to the terms of this Agreement, and shall hold in such account, subject to the provisions hereof, all cash received by it from or for the Fund other than cash maintained by the Fund in a bank account established and used in accordance with Rules 17f-2 and 17f-3 under the 1940 Act. Funds held by The Trust Company for the Fund may be deposited by it to its credit at The Trust Company in the Banking Department of The Trust Company or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act, and that each such bank or trust company shall be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by The Trust Company in its capacity as Custodian and shall be withdrawable by The Trust Company only in that capacity.

     (b) Upon receipt of Proper Instructions (which may be continuing instructions as deemed appropriate by the parties) The Trust Company shall make payments of cash to, or for the account of, the Fund from such cash only (i) for the purchase of securities for the Fund as provided in Section 13 hereof; (ii) in the case of a purchase of securities effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 8 hereof; (iii) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund; (iv) for the payment of dividends or other distributions on shares declared pursuant to the governing documents of the Fund, or for the payment of interest, taxes, administration, distribution or management fees or expenses which are to be borne by the Fund under the terms of this Agreement, any Management Agreement, or any administration agreement; (v) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or to be delivered to The Trust Company; (vi) to a subcustodian pursuant to Section 7 hereof; (vii) for such common expenses incurred by the Fund in the ordinary course of its business, including but not limited to printing and mailing expenses, legal fees, accountants fees, exchange fees; or (viii) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     (c) The Trust Company is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as Custodian for the Fund.

6A. Advances by Custodian. The Custodian may from time to time agree to advance cash to the Fund, without interest, for the Fund's proper corporate purposes. If the Custodian advances cash for any purpose, the Fund shall and hereby does grant to the Custodian a security interest in Fund securities equal in value to the amount of the cash advance but in no event shall the value
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of securities in which a security interest has been granted exceed 20% of the value of the Fund's total assets at the time of the pledge; should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to reasonably dispose of any securities in which it has a security interest to the extent necessary to obtain reimbursement.

7.   Receipt and Delivery of Securities.

     (a) Except as provided by Section 8 hereof, The Trust Company shall hold and physically segregate all securities and noncash Property received by it for the Fund. All such securities and non-cash Property are to be held or disposed of by The Trust Company for the Fund pursuant to the terms of this Agreement. In the absence of Proper Instructions accompanied by a certified resolution authorizing the specific transaction by the Fund's Board, The Trust Company shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except in accordance with the express terms provided for in this Agreement. In no case may any director, officer, employee or agent of the Fund withdraw any securities.

     (b) Promptly after the close of business on each day that a transfer to or from the account of the Fund occurs, The Trust Company shall furnish the Fund with confirmations and a summary of all transfers to or from the account of the Fund during said day. Where securities are transferred to the account of the Fund established at a Securities Depository or Book Entry System pursuant to
Section 8 hereof, The Trust Company shall also by book-entry or otherwise identify as belonging to such Fund the quantity of securities in a fungible bulk of securities registered in the name of The Trust Company (or its nominee) or shown in The Trust Company's account on the books of a Securities Depository or Book-Entry System. At least quarterly and from time to time, The Trust Company shall furnish the Fund with a detailed statement of the Property held for the Fund under this Agreement.

8. Use of Securities Depository or Book-Entry System. The Fund shall deliver to The Trust Company a certified resolution of the Board of Trustees of the Fund approving, authorizing and instructing The Trust Company on a continuous and ongoing basis until instructed to the contrary by Proper Instructions actually received by The Trust Company (i) to deposit in a Securities Depository or Book-Entry System all securities of the Fund eligible for deposit therein and (ii) to utilize a Securities Depository or Book-Entry System to the extent possible in connection with the performance of its duties hereunder, including without limitation settlements of purchases and sales of securities by the Fund.
Without limiting the generality of such use, it is agreed that the following provisions shall apply thereto:

     (a) Securities and any cash of the Fund deposited in a Securities Depository or Book-Entry System will at all times (1) be represented in an account of The Trust Company in the Securities Depository or Book Entry System (the "Account") and (2) be segregated from any assets and cash controlled by The Trust Company in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. The Trust Company will effect payment for securities and receive and deliver securities in accordance with accepted industry
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practices as set forth in (b) below, unless the Fund has given The Trust Company
Proper Instructions to the contrary. The records of The Trust Company with respect to securities of the Fund maintained in a Securities Depository or Book Entry System shall identify by book-entry those securities belonging to the Fund.

     (b) The Trust Company shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities Depository or Book Entry System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of The Trust Company to reflect such payment and transfer for the account of the Fund. Upon receipt of Proper Instructions, The Trust Company shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities Depository or Book Entry System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of The Trust Company to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities Depository or Book Entry System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by The Trust Company and be provided to the Fund at its request. Upon request, The Trust Company shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting that day's transactions in a Securities Depository or Book Entry System for the account of the Fund.

     (c) The Trust Company shall provide the Fund with any report obtained by The Trust Company on the Securities Depository or Book Entry System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities Depository or Book Entry System;

     (d) All Books and records maintained by The Trust Company which relate to the Fund participation in a Securities Depository or Book-Entry System will at all times during The Trust Company's regular business hours be open to the inspection of the Fund's duly authorized employees or agents, and the Fund will be furnished with all information in respect of the services rendered to it as it may require.

     (e) Anything to the contrary in this Agreement notwithstanding, The Trust Company shall be liable to the Fund for any loss or damage to the Fund resulting from any negligence, misfeasance or misconduct of The Trust Company or any of its agents or of any of its or their employees in connection with its or their use of the Securities Depository or Book Entry Systems or from failure of The Trust Company or any such agent to enforce effectively such rights as it may have against such Securities Depository or Book Entry System; at the election of the Fund, it shall be entitled to be subrogated to the rights of The Trust Company with respect to any claim against the Securities Depository or Book Entry System or any other person which The Trust Company may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.
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9.   Segregated Account.  The Trust Company shall upon receipt of Proper
Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper trust purposes.

10.  Instructions Consistent with the Declaration, etc.

     (a) Unless otherwise provided in this Agreement, The Trust Company shall act only upon Proper Instructions. The Trust Company may assume that any Proper Instruction received hereunder are not in any way inconsistent with any provision of the Declaration or By-Laws or any vote or resolution of the Fund's Board of Trustees. The Trust Company shall be entitled to rely upon any Proper Instructions actually received by The Trust Company pursuant to this Agreement. The Fund agrees that The Trust Company shall incur no liability in acting in good faith upon Proper Instructions given to The Trust Company, except to the extent such liability was incurred as a result of The Trust Company's negligence or willful misconduct. In accord with instructions from the Fund, as required by accepted industry practice or as The Trust Company may elect in effecting the execution of Fund instructions, advances of cash or other Property made by The Trust Company, arising from the purchase, sale, redemption, transfer or other disposition of Property of the Fund, or in connection with the disbursement of funds to any party, or in payment of fees, expenses, claims or liabilities owed to The Trust Company by the Fund, or to any other party which has secured judgment in a court of law against the Fund which creates an overdraft in the accounts or overdelivery of Property, shall be deemed a loan by The Trust Company to the Fund, payable on demand, bearing interest at such rate customarily charged by The Trust Company for similar loans.

     (b) The Fund agrees that test arrangements, authentication methods or other security devices to be used with respect to instructions which the Fund may give by telephone, telex, facsimile transmission, bank wire or other teleprocess, or through an electronic instruction system, shall be processed in accordance with terms and conditions for the use of such arrangements, methods or devices as The Trust Company may put into effect and modify from time to time. The Fund shall safeguard any test keys, identification codes or other security devices which The Trust Company makes available to the Fund and agrees that the Fund shall be responsible for any loss, liability or damage incurred by The Trust Company or by the Fund as a result of The Trust Company's acting in accordance with instructions from any unauthorized person using the proper security device except to the extent such loss, liability or damage was incurred as a result of The Trust Company's negligence or willful misconduct. The Trust Company may electronically record, but shall not be obligated to so record, any instructions given by telephone and any other telephone discussions with respect to the Fund. In the event that the Fund uses The Trust Company's electronic communications or information system, the Fund agrees that The Trust Company is not responsible for the consequences of the failure of that system to perform for any reason, beyond the reasonable control of The Trust Company, or the failure of any communications carrier, utility, or communications network. In the event that system is inoperable, the Fund agrees that it
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will accept the communication of transaction instructions by telephone, facsimile transmission on equipment compatible to The Trust Company's facsimile receiving equipment or by letter, at no additional charge to the Fund.

     (c) The Trust Company shall transmit promptly to the Fund all written information (including, without limitation, pendency of maturities of securities and expirations of rights in connection therewith received by The Trust Company from issuers of the securities being held for the Fund. With respect to tender or exchange offers, The Trust Company shall transmit promptly by facsimile to the Fund all written information received by The Trust Company from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify The Trust Company at least three business days prior to the date on which The Trust Company is to take such action or upon the date such notification is first received by the Fund, if later. If any Property registered in the name of a nominee of The Trust Company is called for partial redemption by the issuer of such property, The Trust Company is authorized to allot the called portion to the respective beneficial holders of the Property in such manner deemed to be fair and equitable by The Trust Company in its sole discretion.

11. Transactions not Requiring Instructions. The Trust Company is authorized to take the following action without Proper Instructions:

     (a)  Collection of Income and Other Payments.  The Trust Company shall:

          (i) collect and receive on a timely basis for the account of the Fund, all income and other payments and distributions included or to be included in the Property of the Fund, and promptly advise the Fund of such receipt and shall credit such income, as collected, to the Fund. From time to time, The Trust Company may elect, but shall not be obligated, to credit the account with interest, dividends or principal payments on payable or contractual settlement date, in anticipation of receiving same from a payor, central depository, broker or other agent employed by the Fund or The Trust Company. Any such crediting and posting shall be at the Fund's sole risk, and The Trust Company shall be authorized to reverse any such advance posting in the event it does not receive good funds from any such payor, central depository, broker or agent of the Customer. The Trust Company agrees to promptly notify the Fund of the reversal of any such advance posting.

          (ii) endorse and deposit for collection in the name of the Fund, checks, drafts, or other orders for the payment of money on the same day as received;

          (iii) present for payment and collect the amount payable upon all securities which may mature or be redeemed, or otherwise become payable on the date such securities become payable;
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          (iv)  take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts and other negotiable instruments;

          (v) to effect an exchange of the securities where the par value is changed, and to surrender securities at maturity or upon an earlier redemption, or when securities otherwise become payable, against payment therefore in accordance with accepted industry practice. If any Property registered in the name of a nominee of The Trust Company is called for partial redemption by the issuer of such property, The Trust Company is authorized to allot the called portion to the respective beneficial holders of the Property in such manner deemed to be fair and equitable by The Trust Company in its sole discretion.

12. Transactions Requiring Instructions. In addition to the actions requiring Proper Instructions set forth herein, upon receipt of Proper Instructions and not otherwise, The Trust Company, directly or through the use of a Securities Depository or Book-Entry System, shall:

     (a) Execute and deliver to such persons as may be designated in such Proper Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any securities may be exercised;

     (b) Deliver any securities held for the Fund against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any issuer of securities or corporation, or the exercise of any conversion privilege;

     (c) Deliver any securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any issuer of securities or corporation, against receipt of such certificates of deposit, interim receipts or other instruments or documents, and cash, if any, as may be issued to it to evidence such delivery;

     (d) Make such transfers or exchanges of the assets of the Fund and take such other steps as shall be stated in said instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

     (e) Surrender, in connection with their exercise, warrants, rights or similar securities, provided that in each case, the new securities and cash, if any, are to be delivered to The Trust Company;

     (f) Deliver securities upon receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

     (g) Deliver securities pursuant to any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of

Trustees signed by an officer of the Funds and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

13. Purchase of Securities. Promptly after the purchase of securities by the investment manager, the Fund shall deliver to The Trust Company (as Custodian) Proper Instructions specifying with respect to such purchase: (a) the name of the issuer, (b) the number of shares, (c) the total amount payable upon such purchase and (d) the Fund name. The Trust Company shall upon receipt of securities purchased by or for the Fund registered in the name of the Fund or in the name of a nominee of The Trust Company or of the Fund, pay out of the monies held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Proper Instructions. Except as specifically stated otherwise in this Agreement, in any and every case where payment for purchase of securities for the account of the Fund is made by The Trust Company in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, The Trust Company shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by The Trust Company.

14. Sale of Securities. Promptly after each sale of securities by the Fund at the instruction of the investment advisor, the Fund shall deliver to The Trust Company (as Custodian) Proper Instructions, specifying with respect to each such sale; (a) the name of the issuer, (b) the number of shares sold, and accrued interest, if any, (c) the date of sale, (d) the sale price, (e) the total amount payable to the Fund upon such sale and (f) the Fund name. The Trust Company shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Proper Instructions. Subject to the foregoing, The Trust Company may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

15.  Authorized Shares.  The Fund has an unlimited number of authorized shares.

16. Records. The books and records pertaining to the Fund which are in the possession of The Trust Company shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act, as amended, and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representative, shall have access to such books and records at all times during The Trust Company's normal business hours, and such books and records shall be surrendered to the Fund promptly upon request. Upon reasonable request of the Fund, copies of any such books and records shall be provided by The Trust Company to the Fund or the Fund's authorized representative at the Fund's expense.

17. Cooperation with Accountants. The Trust Company shall cooperate with the Fund's independent certified public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion, including but not limited to the opinion included in the Fund's Form N-2, Form N-SAR and other reports to the securities and Exchange Commission and with respect to any other requirement of such Commission.

18. Reports to Fund by Independent Public Accountants. The Trust Company shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities Depository or Book Entry System, relating to the services provided by The Trust Company under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

19. Confidentiality. The Trust Company agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Fund all records and other information relative to the Fund and its prior, present or potential Shareholders and relative to the managers and its prior, present or potential customers, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where The Trust Company may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund. Nothing contained herein, however, shall prohibit The Trust Company from advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential Shareholders of the Fund.

20. Equipment Failures. In the event of equipment failures beyond The Trust Company's control, The Trust Company shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall not have liability with respect thereto. The Trust Company shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for back up emergency use of electronic data processing equipment to the extent appropriate equipment is available.

21.  Right to Receive Advice.

     (a) If The Trust Company shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Fund clarification or advice.

     (b) If The Trust Company shall be in doubt as to any question of law involved in any action to be taken or omitted by The Trust Company, it may request advice at its own cost from counsel of its own choosing (who may be counsel for the Fund or The Trust Company, at the option of The Trust Company).

     (c) In case of conflict between directions or advice received by The Trust Company pursuant to subparagraph (a) of this paragraph and advice received by The Trust Company pursuant to subparagraph (b) of this paragraph, U.S. Trust shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

     (d) The Trust Company shall be protected in any action or inaction which it takes or omits to take in reliance on any directions or advice received pursuant to subparagraphs (a) or (b) of this section which The Trust Company, after receipt of any such directions or advice, in good faith believes to be consistent with such directions or advice. However, nothing in this paragraph shall be construed as imposing upon The Trust Company any obligation (i) to seek such directions or advice, or (ii) to act in accordance with such directions or advice when received, unless, under the terms of another provision of this Agreement, the same is a condition to The Trust Company's properly taking or omitting to take such action. Nothing in this subsection shall excuse The Trust Company when an action or omission on the part of The Trust Company constitutes willful misfeasance, bad faith, negligence or reckless disregard by The Trust Company of its duties under this Agreement.

22. Compliance with Governmental Rule and Regulations. The Fund assumes full responsibility for insuring that the contents of each Prospectus of the Fund complies with all applicable requirements of the 1933 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction.

23. Compensation. As compensation for the services rendered by The Trust Company during the term of this Agreement, the Fund will pay to The Trust Company, in addition to reimbursement of its out-of-pocket expenses, quarterly fees as outlined in Exhibit A.

24. Indemnification. The Fund, as sole owner of the Property, agrees to indemnify and hold harmless The Trust Company and its nominees from all taxes, charges, expenses, assessments, claims, and liabilities (including, without limitation, liabilities arising under the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorney's fees and disbursements (hereafter "liabilities and expenses"), arising directly or indirectly from any action or thing which The Trust Company takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Fund, or (ii) upon Proper Instructions, provided, that neither The Trust Company nor any of its nominees or subcustodians shall be indemnified against any liability to the Fund or to its Shareholders (or any expenses incident to such liability) arising out of (x) The Trust Company's or such nominee's or subcustodian's own willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement or any agreement between The Trust Company and any nominee or subcustodian or
(y) The Trust Company's own negligent failure to perform its duties under this Agreement. The Trust Company similarly agrees to indemnify and hold harmless the Fund from all liabilities and expenses arising directly or indirectly from The Trust Company's or such nominee's or sub-custodian's willful misfeasance, bad faith, negligence or reckless disregard in performing its duties under this Agreement. In the event of any advance of cash for any purpose made by The Trust Company resulting from orders or Proper Instructions of the Fund, or in the event that The Trust Company or its nominee or subcustodian shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's or subcustodian's own negligent action, negligent failure to act, willful misconduct, or reckless disregard, the Fund shall promptly reimburse The Trust Company for such advance of cash or such taxes, charges, expenses, assessments, claims or liabilities.

25. Responsibility of The Trust Company. In the performance of its duties hereunder, The Trust Company shall be obligated to exercise care and diligence and to act in good faith to insure the accuracy and completeness of all services performed under this Agreement. The Trust Company shall be responsible for its own negligent failure or that of any subcustodian it shall appoint to perform its duties under this Agreement but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, The Trust Company shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith, or negligence on the part of The Trust Company or such subcustodian or reckless disregard of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, The Trust Company in connection with its duties under this Agreement shall, so long as and to the extent it is in the exercise of reasonable care, not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any advice, direction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which The Trust Company believes to be genuine, (b) the validity of the issue of any securities purchased or sold by the Fund, the legality of the purchase or sale thereof or the propriety of the amount paid or received therefor, (c) the legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor, (d) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor, (e) the legality of the declaration or payment of any dividend or distribution on Shares, of (f) delays or errors or loss of data occurring by reason of circumstances beyond The Trust Company's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in Section
20), flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mail, transportation, communication or power supply.

26. Collection of Income. The Trust Company shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by The Trust Company or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, The Trust Company shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on securities loaned pursuant to the provisions of Section 9 shall be the responsibility of the Fund. The Trust

Company will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

27. Ownership Certificates for Tax Purposes. The Trust Company shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

28.  Effective Period: Termination and Amendment.

     This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that The Trust Company shall not act under Section 8 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Fund has approved the initial use of a particular Securities Depository or Book Entry System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by the Fund of such Securities Depository and/or Book Entry System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Fund may at any time by action of its Board of Trustees (i) substitute another bank or trust company for The Trust Company by giving notice as described above to The Trust Company, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for The Trust Company or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of the Agreement, the Fund shall pay to The Trust Company such compensation as may be due as of the date of such termination and shall likewise reimburse The Trust Company for its costs, expenses and disbursements.

29.  Successor Custodian.

     If a successor custodian shall be appointed by the Board of Trustees of the Fund, The Trust Company shall, upon termination, deliver to such successor custodian at the office of the custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities Depository or Book Entry System.

     If no such successor custodian shall be appointed, The Trust Company shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

     In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to The Trust Company on or before the date when such termination shall become effective, then The Trust Company shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by The Trust Company and all instruments held by The Trust Company relative thereto and all other property held by it under this Agreement and to transfer to an account of such successor custodian all of the Fund's securities held in any Securities Depository or Book Entry System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

     In the event that securities, funds and other properties remain in the possession of The Trust Company after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, The Trust Company shall be entitled to fair compensation for its services during such period as The Trust Company retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of The Trust Company shall remain in full force and effect.

30. Notices. All notices and other communications (collectively referred to as "Notice" or "Notices") in this section hereunder shall be in writing and shall be first sent by telegram, cable, telex, or facsimile sending device and thereafter by overnight mail for delivery on the next business day. Notices shall be addressed (a) if to The Trust Company, at the The Trust Company's address, 800 Shades Creek Parkway, Suite 125, Birmingham, Alabama 35209, facsimile number (205) 414-3310; (b) if to the Fund, at the Fund's address, 1901 Sixth Avenue North, Suite 2100, Birmingham, Alabama 35203, facsimile number
(205) 226-3207; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. Notices sent by overnight mail shall be deemed to have been given the next business day. Notices sent by messenger shall be deemed to have been given on the day delivered, and notices sent by confirming telegram, cable, telex or facsimile sending device shall be deemed to have been given immediately. All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

31. Further Action. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

32. Amendments. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

33. Miscellaneous. This Agreement embodies the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Alabama and governed by Alabama law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                                    THE TRUST COMPANY OF STERNE,
                                    AGEE & LEACH, INC.

Attest:                             By:
                                         William W. Keith, President

                                    SAL TRUST PREFERRED FUND I

Attest:                             By:
                                         James S. Holbrook, Jr., President

                                   EXHIBIT A

                              CUSTODY SERVICE FEE

Administration and Maintenance Fee:

Transaction Fees:

     $______ Per Book Entry Transaction
     $______ Per Physical Transaction
     $______ Per Wire Transfer

                                    THE TRUST COMPANY OF STERNE,
                                    AGEE & LEACH, INC.

Attest:                             By:
                                         William W. Keith, President

                                    Date:

                                    SAL TRUST PREFERRED FUND I

Attest:                             By:
                                         James S. Holbrook, Jr., President

                                    Date: